EXHIBIT 10.8

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”) is made this 6th day of June, 2012, by and among MIDMARK INVESTORS, L.P., a Delaware limited partnership, and MIDMARK CAPITAL, L.P., a Delaware limited partnership (each, an “Shareholder” and collectively, the “Shareholders”), QAD IRELAND LTD., an Irish limited liability company (the “Purchaser”),  and MCCARTER & ENGLISH, LLP, a New Jersey limited liability partnership (the “Escrow Agent”).  The Purchaser and the Shareholders are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Background

A.           Pursuant to that certain Share Purchase Agreement dated as of June 6, 2012 (the “Purchase Agreement”) by and between the Purchaser and the Shareholders, the Purchaser has agreed to purchase all of the issued and outstanding shares of capital stock (the “Shares”) of DynaSys, S.A., a French limited stock corporation (société anonyme) (the “Company”), and the Shareholders have agreed to sell the Shares to the Purchaser in accordance with the terms of the Purchase Agreement.  Sections 2.2(c) of the Purchase Agreement provides for Purchaser to pay the Escrow Amount (as defined below) to the Escrow Agent at Closing to be held in escrow in accordance with the terms of this Agreement.  Capitalized terms used herein without definition shall be defined as set forth in the Purchase Agreement.

B.           This Agreement is the Escrow Agreement referred to in the Purchase Agreement whereby the Parties and the Escrow Agent have set forth their agreements with respect to the holding and disbursement of the Escrow Amount.

NOW, THEREFORE, in consideration of the premises and of the transactions and payments set forth herein and in the Purchase Agreement, the parties hereto, each intending to be legally bound hereby, agree as follows:

1.             Appointment of Escrow Agent.  Shareholders and Purchaser hereby appoint the Escrow Agent to serve as escrow agent under the terms of this Agreement, and the Escrow Agent hereby accepts such appointment.  Wherever this Agreement provides for a notice or instructions to be given by Purchaser, such notice shall be accepted by Escrow Agent if signed by an officer of Purchaser. Wherever this Agreement provides for a notice or instructions to be given by the Shareholders, such notice shall be accepted by Escrow Agent if signed by each Shareholder.  Escrow Agent’s duties to the other parties hereto are limited to those set forth in this Escrow Agreement.  Although Escrow Agent has been furnished with a copy of the Purchase Agreement solely for convenience of reference, Escrow Agent has no duties whatsoever with respect to the Purchase Agreement or compliance with any of the terms thereof; this Agreement is the sole instrument setting forth the duties and responsibilities of the Escrow Agent.

2.             Escrow Amount.

2.1      Amount.  Contemporaneously herewith, Purchaser have deposited in escrow with the Escrow Agent Five Hundred Thousand Euros (€500,000) (the “Escrow Amount”) pursuant to Section 2.2(c) of the Purchase Agreement.  The Escrow Agent hereby acknowledges receipt thereof.

2.2      Interest-Bearing Account.  The Escrow Agent shall deposit the Escrow Amounts in a federally insured, interest-bearing savings or money market account, or if so desired by the Shareholders, another account, at Wells Fargo Bank, N.A. (or another bank selected by the Escrow Agent) until disbursed as provided herein.  All interest credited to the Escrow Amounts shall be for the account of the Shareholders (subject to the distribution adjustments described below).

3.             Disposition of Escrow Amounts.  Until the date for the release of the Escrow Amounts provided in Section 3.4 hereof, or for such longer periods as may be required in the event of a dispute as provided below, the Escrow Agent shall hold and disburse the Escrow Amounts as follows:

3.1      Mutual Instructions.  At any time hereafter, the Parties may give Escrow Agent joint written instructions (signed by an authorized officer of Purchaser and each Shareholder) for disposition of the Escrow Amount or any portions thereof.

3.2      Indemnification Claims.  In the event that Purchaser determines that it is entitled under the Purchase Agreement to any portion of the Escrow Amount due to any Damages suffered by Purchaser that are subject to indemnification by the Shareholders in accordance with the provisions of Article VII of the Purchase Agreement, Purchaser shall provide notice (the “Claim Notice”) to Escrow Agent and the Shareholders of its claim against the Escrow Amount. The Claim Notice shall state (a) the amount of the claim, (b) that such amount is properly chargeable against the Escrow Amount under the terms hereof or of the Purchase Agreement, and (c) the basis, with reasonable specificity, of the underlying claim.  Unless Escrow Agent receives a Disputed Claim Notice (as defined below) from the Shareholders within thirty (30) days after receipt of the Claim Notice, as provided in Section 3.3 below, the Escrow Agent shall deliver to Purchaser, out of the Escrow Amount, the amount specified in Purchaser’s Claim Notice (but not to exceed the balance remaining of the Escrow Amount). Delivery of such payment shall be made by wire transfer or by check, delivered by nationally recognized overnight courier service, as soon as practicable after expiration of such 30-day period for submission of a Disputed Claim Notice.

3.3      Dispute of Claim.  The Shareholders shall have the right to dispute a claim contained in the Claim Notice by delivering to Escrow Agent and to Purchaser written notice (a “Disputed Claim Notice”).  The Disputed Claim Notice shall be delivered to Purchaser and Escrow Agent within thirty (30) days following the giving of the Claim Notice by Purchaser to the Shareholders. The Disputed Claim Notice shall state the basis, with reasonable specificity, of the Shareholders’ dispute with respect to the validity or the amount of the claim in question.  The Escrow Agent shall take no action with respect to the amount of the Escrow Amount in dispute (the “Disputed Amount”) except:

3.3.1           Upon the joint written instructions of Purchaser, on the one hand, and the Shareholders, on the other hand; or

3.3.2           Upon joint written notice from Purchaser and the Shareholders that the dispute with respect to the Disputed Amount has been determined and resolved by a final non-appealable order, decree or judgment entered by a court of competent jurisdiction, which notice shall be accompanied by a certified copy of any such order, decision, decree or judgment.

If the date upon which a disbursement is to be made pursuant to Section 3.4 below shall have passed, then, upon notice in accordance with Sections 3.3.1 or 3.3.2 above, directing that all or any portion of the Disputed Amount be released to the Shareholders or the Purchaser, as the case may be, the Escrow Agent shall cause such amount to be delivered to the Shareholders or the Purchaser, as the case may be.

3.4      Release of Escrow Amount.  The Escrow Agent is authorized by the Purchaser and the Shareholders to disburse the Escrow Amount to the Shareholders on December 6, 2012; provided that any portion of the Escrow Amount subject to an indemnification claim outstanding as of the date thereof pursuant to Article VII of the Purchase Agreement shall not be released until the final resolution of such claim.  Notwithstanding the foregoing, the Escrow Agent shall not disburse (a) any portion of the Escrow Amount as to which Purchaser has given a Claim Notice less than thirty (30) days prior to the date of disbursement as provided for in this Section 3.4 (i.e., as to which the time for submission of a Disputed Claim Notice has not yet expired); and (b) any Disputed Amounts (collectively, the “Withheld Amounts”).  Subject to Section 4 below, the Withheld Amounts shall continue to be held hereunder by the Escrow Agent, and this Agreement shall continue in full force and effect with respect thereto until a final determination is made with respect thereto as provided in Section 3.3 above.

3.5      No Effect on Purchase Agreement.  As between Purchaser and the Shareholders only, nothing in this Section 3 shall be deemed to modify the rights and obligations of Purchaser and the Shareholders under the Purchase Agreement; Purchaser and the Shareholders agree as between themselves to follow the procedures set forth therein with respect to the making of any claim for any Damages, or any request for disbursement of the Escrow Amount, and further agree that although the Escrow Agent shall have no responsibility for determining whether or not they have done so, any disagreement between the Parties as to whether such proper procedures have been followed shall be treated as a dispute for purposes of this Section 3 and shall be subject to resolution in accordance with the terms hereof.

4.             Right to Interplead.  If, after delivery of the copy of a Claim Notice, Escrow Agent receives a Disputed Claim Notice from the Shareholders within the time limit set forth above, Escrow Agent may either (a) continue to hold the Escrow Amount in accordance with Section 3.3 above, or (b) file an action or bill in interpleader, or similar action for such purpose, the cost thereof to be borne by whichever of the Parties is the losing Party, in a court of competent jurisdiction as set forth in the Purchase Agreement, and pay the Escrow Amount into said court, less escrow fees and costs, in which event, Escrow Agent’s duties, responsibilities and liabilities with respect to the Escrow Amount and the proceeds therefrom and this Agreement shall terminate, without liability to Escrow Agent.

5.             Duties of the Escrow Agent.

5.1      Generally.  The Escrow Agent is acting hereunder as escrow agent only and shall not be responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any document provided to the Escrow Agent except and only to the extent expressly provided in this Agreement.  The Escrow Agent shall have no responsibility to act except to dispose of the Escrow Amount as provided in this Agreement.  The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the person purported to have signed it, and will incur no liability in so acting.  Upon delivery or deposit of the Escrow Amount in accordance with the terms of this Agreement (including a deposit of the Escrow Amount in a court of competent jurisdiction), the Escrow Agent shall be discharged from any liability or responsibility therefor and shall have no further obligations hereunder.  The Escrow Agent may cease to serve at any time without incurring any liability hereunder.

5.2      Exculpation of Escrow Agent.  Shareholders and Purchaser, for themselves and any of their assigns or successors in interest, hereby waive any suit, claim, demand and cause of action of any kind which any or all of them may have or hereafter assert against the Escrow Agent with respect to the execution or performance by the Escrow Agent of its duties under this Agreement, unless such suit, claim, demand or cause of action is based upon the gross negligence or willful misconduct of the Escrow Agent.  If any Party asserts a claim against the Escrow Agent concerning the Escrow Amount, then the Party asserting such claim shall indemnify and hold harmless the Escrow Agent for its costs (including attorneys’ fees and costs of suit) in connection therewith if the Escrow Agent successfully defends such claim.  The Parties agree that the Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith, or for anything which it may, in good faith, do or refrain from doing in connection with this Agreement.

5.3      Written Instructions.  The Parties agree to sign and deliver such written instructions to the Escrow Agent as may be necessary to cause release of the Escrow Amount pursuant to the terms of this Agreement or that the Escrow Agent may request to clarify or confirm the terms under which the Escrow Agent is to hold and/or disburse the Escrow Amount (or any portion thereof).

5.4      Accounting.  The Escrow Agent shall under no circumstances be compelled to furnish a formal accounting for the Escrow Amount; provided that the Escrow Agent shall be required to notify the Parties as to the distribution or disbursement of the Escrow Amount.

5.5      Inability of Designated Escrow Agent to Serve.  In the event that the Escrow Agent designated herein is for any reason unable or unwilling to serve or to continue to serve as escrow agent, Purchaser and the Shareholders shall choose a mutually agreeable new escrow agent.  The new escrow agent shall have all of the rights and perform all of the duties and obligations of the Escrow Agent set forth in this Agreement, provided that no person or entity shall serve as escrow agent unless he has executed a consent to abide by the terms of this Agreement applicable to the Escrow Agent and the Escrow Amount.  If Purchaser and the Shareholders fail to designate a new escrow agent within ten (10) business days after notice by the Escrow Agent of its resignation, the Escrow Agent shall be free to resign and to pick a substitute escrow agent of its choice (in its sole discretion); provided, however, such substitute escrow agent shall be a commercial bank or trust company organized under the laws of the United States or any state thereof or an attorney or law firm or a certified public accountant or public accounting firm, licensed to practice in the State of New Jersey.

5.6      Costs and Expenses.  Each of Purchaser, on the one hand, and the Shareholders, on the other hand, shall be responsible for one-half of all reasonable costs and expenses incurred by Escrow Agent in connection with the performance of its duties under this Agreement, except as expressly provided to the contrary in Sections 4 and 5.2 above.

5.7      Continued Representation.  Shareholders and Purchaser agree that neither the designation of McCarter & English, LLP, as Escrow Agent nor its performance of its duties hereunder shall disqualify the firm or any of its attorneys from representing the Shareholders, or any of their affiliates, in connection with this Agreement or any dispute arising between the Parties with respect to the Purchase Agreement, or any other matter.  The Purchaser hereby waives any conflict of interest arising from such continued legal representation and acknowledges that it has consulted with independent legal counsel in connection with this waiver.

6.             Miscellaneous.

6.1      Notices, Etc.  All notices, requests, demands and other communication hereunder shall be in writing, shall be given simultaneously to all Parties hereunder and the Escrow Agent and shall deemed to be given when given by any of the means provided in the Purchase Agreement, the terms of which are hereby incorporated herein by this reference.  Notices to the Escrow Agent shall be delivered to the attention of David F. Broderick, Esq., at McCarter & English, LLP, Four Gateway Center, 100 Mulberry Street, Newark, New Jersey 07102, fax: XXXXXXXXXX, email: XXXXXXXXXX.

6.2      Construction, Entire Agreement.  The interpretation and construction of this Agreement and the conduct of the parties hereunder shall be governed by the laws of the State of New Jersey, without giving effect to principles of conflicts of law thereof.  As between the Escrow Agent on the one hand and the other Parties on the other, this Escrow Agreement contains all the agreements between the parties hereto with respect to the matters referred to herein.

6.3      Amendment.  Any modification or amendment of this Agreement shall be in writing and signed by each of the Parties and the Escrow Agent.  Without limiting the generality of the foregoing, no modification or rescission of the terms of this Agreement and/or Escrow Agent’s responsibilities hereunder shall be effective or binding upon the Escrow Agent unless and until consented to by Escrow Agent in writing.

6.4      Parties Bound; No Third-Party Rights.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.  The terms and provisions of this Agreement relating to the Escrow Amount shall create no right in any person, firm or corporation other than the Parties and the Escrow Agent, and their respective successors and permitted assigns, and no third party shall have the right to enforce or benefit from the terms hereof.

6.5      Counting Time.  Should any date, on or before which the performance of any act (including the making of any payment) is required under the terms hereof, fall on a Saturday, Sunday, or a federal holiday, the date for performance shall be extended to and shall occur on the next succeeding business day.

[Signature Page Follows]

Note:  Certain personal and/or confidential information marked with Xs has been redacted.

IN WITNESS WHEREOF, the Parties and the Escrow Agent have caused this Agreement to be executed on the date set forth above.

SHAREHOLDERS:

MIDMARK INVESTORS, L.P.
a Delaware limited partnership

By:	MidMark Associates II, LLC,
its general partner

By: /s/ Ariel Weil
Name: Ariel Weil
Title: Managing Director

MIDMARK CAPITAL, L.P.
a Delaware limited partnership

By:	MidMark Associates Inc.
its general partner

By:	/s/ Ariel Weil
Name: Ariel Weil
Title: Managing Director

PURCHASER:

QAD IRELAND LTD.

By: /s/ Peter Geddes
Name: Peter Geddes
Title: Director

ESCROW AGENT:

MCCARTER & ENGLISH, LLP

By: /s/ David Broderick
Name: David Broderick
Title: Partner